Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of The Peck Company Holdings, Inc.  on Amendment No. 1 to Form S-4 (No. 333-249183) of our report dated April 14, 2020 with respect to our audit of the consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2019 and for the year ended December 31, 2019, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp
New York, NY
October 14, 2020